Exhibit 10.8

AMENDMENT TO LEASE AND NOTICE OF EXERCISE

THIS AGREEMENT, made this 3rd day of July, 2012, by and between ANGELA I. STAUVER, hereinafter referred to as “Lessor”, and PROGRESSIVE BANK, N.A., successor to FIRST WEST VIRGINIA BANK, N.A., hereinafter referred to as “Lessee”,

WITNESSETH:

Recitals. By a certain lease dated July 20, 1993 between the Lessor and the said First West Virginia Bank, N.A., predecessor to the said Progressive Bank, N.A., a complete copy of which is appended to this agreement as an exhibit, the Lessor leased certain described property and improvements, called the “Leased Premises” in such lease, to the Lessee, for an initial term of twenty (20) years, commencing July 1, 1993 and ending June 30, 2013, on the terms and conditions stated in such lease, including the provisions of Article XIX, Option to Extend.

In connection with the proposed extension of the lease, for an additional period of ten (10) years, from July 1, 20131 to June 30, 2023, together with a possible further extension of the lease, for a term of five (5) years, from July I , 2023 to June 30, 2028, the parties have discussed certain changes to the terms and provisions of the lease. The parties now wish to reduce their agreed understandings to this written form and also to state that their lease shall be extended, as indicated.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

FIRST: That certain lease between the parties dated July 20, 1993 is hereby amended in the following particulars with respect to Article III, Rent:

First Extension Rental

Notwithstanding the provisions of paragraph ii of Section A of Article III, the rent for the ten- (10-) year renewal term commencing July I , 2013, described in Article XIX of the lease, shall be thirty-six thousand dollars ($36,000.00) per year, payable in monthly installments of three thousand dollars ($3,000.00). The provisions of the said paragraph ii with respect to adjustments to reflect changes in the Consumer Price Index (whether upward or downward) shall not be applicable during the renewal term.

I	Erroneously stated as net 2/2 the first day of July, 20 / 4 in Article XIX of the lease of July 20, 1993.

Second Extension Rental

Similarly, if the Lessee shall exercise its second option to extend, for a five- (5-) year renewal term commencing July 1, 2023, now described in Article XIX - A of the lease, as amended, the rent for such term shall be thirty-seven thousand eight hundred dollars per year ($37,800.00), payable in monthly installments of three thousand one hundred fifty dollars ($3,150.00) each. Such rental shall apply in lieu of the provisions of the said paragraph ii with respect to changes in the Consumer Price Index.

SECOND: The parties do further amend their lease of July 20, 1993 by the addition thereto of new Article XIX - A, Second Option to Extend, which Article shall read as follows:

XIX - A. SECOND OPTION TO EXTEND

Lessee may further extend this lease for a subsequent period of five (5) years, on the same terms and conditions (except as to rents) as set forth in this amended lease. To exercise the second option, Lessee shall give written notice to Lessor on or before the first day of January, 2023. The rental during said second extended term, which shall commence on the first day of July, 2023 and shall end June 30, 2028, shall be the annual rental described in Article III, Rent, as amended, as pertains to Second Extension Rental.

THIRD: In all other respects the parties ratify and affirm their lease of July 20, 1993.

FOURTH: The Lessee does hereby exercise the first option to extend the lease, as modified, which option is described generally in the first sentence of Article XIX, such extension to be for a term of ten (10) years, commencing July 1 , 2013 and ending June 30, 2023, and the Lessor does hereby acknowledge receipt of notice of such exercise. Notwithstanding the third sentence of Article XIX, the rental during said extended term shall be the rental stated in FIRST above, at First Extension Rental.

FIFTH: Each party represents that such party is not in default of the provisions of the lease of July 20, 1993, and the parties mutually affirm that except as modified by this writing, the lease has not been amended and that it remains in force and effect.

SIXTH: This writing contains the complete agreement of the parties with respect to the amending of the lease and the exercise of the first extension, and all prior discussions and negotiations are merged into this written amendment.

IN WITNESS WHEREOF this agreement is signed in duplicate by the Lessor as of the date first written above, and similarly, this agreement is also signed on behalf of the Lessee, by its duly

/s/ Angela I. Stauer
ANGELA I. STAUVER

PROGRESSIVE BANK, N.A., successor to FIRST WEST VIRGINIA BANK, N.A.

By	/s/ S. J. Dlesk
Its President

STATE OF WEST VIRGINIA,

COUNTY OF OHIO, to-wit:

I, a notary public, do hereby certify that ANGELA I. STAUVER, known to me, who signed the foregoing writing bearing date the 3rd day of July, 2012, has this day acknowledged the said writing before me.

Given under my hand this 3rd day of July, 2012.

My commission expires Nov. 4, 2012.

/s/ Gary S. Martin
Notary Public

STATE OF WEST VIRGINIA,

COUNTY OF OHIO, to-wit:

I, a notary public, do hereby certify that Sylvan T. Dlesk, known to me, who, as president, signed the foregoing writing bearing date the 3rd day of July, 2012, on behalf of PROGRESSIVE BANK, N.A., successor to FIRST WEST VIRGINIA BANK, N.A., has acknowledged the said writing to be act and deed of that corporation.

Given under my hand this 3rd day of July, 2012.

My commission expires Nov. 4, 2012.

/s/ Gary S. Martin
Notary Public

This lease amendment prepared by:

Frank A. Jackson

Jackson Law Office

1031 National Road

Wheeling, West Virginia 26003

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